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                                                                     EXHIBIT 3.1

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/27/1993
  733147014 - 2338072

                          CERTIFICATE OF INCORPORATION

                                       OF

                          WINGFOOT VENTURES TWELVE INC.

      FIRST. The name of the corporation is:

                          WINGFOOT VENTURES TWELVE INC.

      SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business, or objects or purposes, to be conducted, transacted, promoted or carried on by the corporation are:

(a) To subscribe for, purchase, invest in, own, hold, sell and otherwise generally deal in and with equity securities of every kind and description of any corporation, joint stock company, association, limited partnership, general partnership, firm, trust, joint venture enterprise, syndicate, consortium, combination or entity; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates or otherwise; and to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto.

(b) To acquire, by purchase, subscription or otherwise, and to receive, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in or with any scrip, warrants, rights, bonds, debentures, notes, trust receipts, voting trust certificates, and any and all other securities, obligations, classes in action, evidence of indebtedness or interests issued or created by any corporation, joint stock company, association, limited partnership, general partnership, firm, trust, joint venture enterprise, syndicate, consortium, combination or entity or person, public or private or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

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(c)   To borrow or raise money for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of, and to reacquire and otherwise deal in, such obligations of the corporation.

(d) To participate as an equity investor in the institution, promotion and organization of financial, manufacturing, industrial, natural resource exploration and development and other business concerns, firms, associations, corporations or other forms of enterprises; and to purchase, or otherwise acquire, become interested in, deal in and with, invest in, hold, sell, mortgage, pledge or otherwise dispose of all forms of securities of such business concerns.

(e) To acquire, and pay for in cash, with equity securities or debt securities issued by the corporation, with property of the corporation, whether real, personal, tangible or intangible, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of, any corporation, joint stock company, association, limited partnership, general partnership, firm, trust, joint venture enterprise, syndicate, consortium, combination or other entity or person.

(f) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names.

(g) To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the property and assets, or any interest therein, of the corporation wherever situated.

(h) To buy, utilize, lease, rent, import, export, manufacture, product, design, prepare, assemble, fabricate, improve, develop, sell, lease, mortgage, pledge, hypothecate, distribute and otherwise deal in at wholesale, retail or otherwise, as a principal, agent or otherwise, all commodities, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind without limitation as to description, location or amount.

(i) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

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      In addition to the powers and privileges conferred upon the corporation by law, the corporation shall possess and may exercise all powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the corporation.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares, of the par value of One Hundred Dollars ($100.00) per share.

      FIFTH. The name and mailing address of the incorporator is as follows:

      Name                Mailing Address
---------------       -----------------------
Hayes A Jenkins       1144 East Market Street
                      Akron, Ohio 44316-0001

      SIXTH. The corporation is to have perpetual existence.

      SEVENTH. The private property of the stockholders shall not be subject to the payment of debts of the corporation to any extent whatsoever.

      EIGHTH. Elections of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

      NINTH. The By-Laws of the corporation may from time to time be adopted, altered, amended, or repealed, or new By-Laws may be adopted, in either of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the corporation entitled to vote, or (ii) by a majority of the full board of directors. Any change so made by the stockholders may thereafter be further changed by a majority of the directors unless the stockholders in adopting such change shall otherwise provide.

      TENTH. The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its By-Laws or otherwise may agree to indemnify and protect any director, officer, employee or agent to the extent permitted by the laws of Delaware. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

      ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its

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stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      TWELFTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

      THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      FOURTEENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized: (1) to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation; and (2) to set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

      The undersigned, Hayes A. Jenkins, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and, accordingly, has executed this Certificate this 21st day of May, 1993.

                                           /s/ Hayes A. Jenkins
                                           ---------------------------
                                           Hayes A. Jenkins, Incorporator

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STATE OF OHIO                    )
                                 ) ss
COUNTY OF SUMMIT                 )

      BE IT REMEMBERED that on this 21st day of May, 1993, personally became before me, a Notary public for the State of Ohio, Hayes A Jenkins, the person who executed the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated therein are true.

      GIVEN under my hand and seal of office the day and year aforesaid.

                                                  /s/ Carolyn Sue Hayes
                                                  ----------------------
                                                        Notary Public
                                                        State of Ohio

(NOTARIAL SEAL)

                        CAROLYN SUE HAYES, Notary Public
My commission expires:     Residence Summit County
                        State Wide Jurisdiction, Ohio
                       My Commission Expires Oct.6, 1994

                                       5
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                                                                     Exhibit 3.1
                                                                     (continued)
   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:45 AM 11/15/1995
   950265071 -  2338072

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

      Wingfoot Ventures Twelve Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of said corporation, at a meeting duly held on the 15th day of November 1995 adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of the Company be amended by changing the first paragraph thereof so that, as amended, said paragraph shall be and read as follows:

            First: The name of the corporation is Belt Concepts of America, Inc.

      SECOND: That the Company has not received any payment for any of its stock.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation law of the State of Delaware.

      IN WITNESS WHEREOF, said Wingfoot Ventures Twelve Inc. has caused this certificate to be signed by Terry L Persinger, its President, and attested by Patricia A Kemph, its Assistant Secretary, this 15th day of November 1995.

                                           Wingfoot Ventures Twelve Inc.

                                           By /s/ Terry L. Persinger
                                             --------------------------
                                              Terry L. Persinger
                                              President

                                           Attest /s/ Patricia A. Kemph
                                                  --------------------------
                                                      Patricia A. Kemph
                                                      Assistant Secretary

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